Exhibit 3.1

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AP GAMING HOLDCO, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, AP GAMING HOLDCO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”) (the “Corporation”), does hereby certify as follows:

FIRST: The present name of the Corporation is AP Gaming Holdco, Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 30, 2013.

SECOND: Article IV, Section 1 of the Certificate of Incorporation shall be restated in its entirety as follows:

Section 1. Capital Stock. The total number of shares of stock which the Corporation shall be authorized to issue is 30,100,100 shares which shall consist of (a) 100 shares of voting Common Stock, par value $0.01 per share (the “Class A Shares”), (b) 30,000,000 shares of non-voting Common Stock, par value $0.01 per share (the “Class B Shares” and together with the Class A Shares, the “Common Stock”) and (c) 100,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

THIRD: The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Third Amended and Restated Certificate of Incorporation of AP Gaming Holdco, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

FOURTH: The foregoing amendment to the Certificate of Incorporation and the restatement of the Certificate of Incorporation were duly adopted by the sole director of the Corporation through the written consent of the sole director of the Corporation pursuant to Sections 141(f), 242 and 245 of the GCL.

FIFTH: The foregoing amendment to the Certificate of Incorporation and the restatement of the Certificate of Incorporation have been adopted by the sole stockholder of the Corporation through a written action pursuant to Sections 228, 242 and 245 of the GCL.

SIXTH: The foregoing amendment to the Certificate of Incorporation and the restatement of the Certificate of Incorporation were thus duly adopted in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the GCL.

SEVENTH: The Third Amended and Restated Certificate of Incorporation of the Corporation shall be effective upon the filing of this amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

EIGHTH: The Third Amended and Restated Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this amended and restated certificate of incorporation, read as follows:

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THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AP GAMING HOLDCO, INC.

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: AP Gaming Holdco, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 1. Capital Stock. The total number of shares of stock which the Corporation shall be authorized to issue is 30,100,100 shares which shall consist of (a) 100 shares of voting Common Stock, par value $0.01 per share (the “Class A Shares”), (b) 30,000,000 shares of non-voting Common Stock, par value $0.01 per share (the “Class B Shares” and together with the Class A Shares, the “Common Stock”) and (c) 100,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

Section 2. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding) and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by a majority of the entire Board providing for the issuance of such class or series including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices, (b) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Notwithstanding the foregoing, the rights of each holder of the Preferred Stock shall be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to the Corporation and such holder at that time.

Section 3. Common Stock.

(a) Economic Interest. Except as provided in this Article IV, Section 3, the Class A Shares shall have no economic rights or privileges, including rights in liquidation.

(b) Dividends. The holders of the Class A Shares shall have no right to receive dividends or any other distributions. Subject to the rights of holders of any Preferred Stock, when, as and if, dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Class B Shares shall be entitled to share equally, share for share, in such dividends.

(c) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Class B Shares shall receive a pro rata distribution of any remaining assets after payment of or provision for liabilities and the liquidation preference on Preferred Stock, if any.

(d) Voting Rights. The holders of the Class A Shares shall be entitled to one vote per Class A Share on all matters to be voted on by the stockholders of the Corporation, and to the maximum extent permitted by the Delaware General Corporation Law, the holders of the Class B Shares shall have no right to vote on any matter to be voted on by the stockholders of the Corporation (including, without limitation, any election or removal of the directors of the Corporation and any matters for which a separate vote of the Class B Shares might otherwise be required by the Delaware General Corporation Law) and the Class B Shares shall not be included in determining the number of shares voting or entitled to vote on such matters.

(e) Consideration for Shares. The Common Stock and Preferred Stock authorized by this Article IV shall be issued for such consideration as shall be fixed, from time to time, by the Board.

(f) Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

(g) Cumulative Voting for Directors. No stockholder of the Corporation shall be entitled to cumulative voting of his shares for the election of directors.

(h) Preemptive Rights. No stockholder of the Corporation shall have any preemptive rights.

ARTICLE V

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

ARTICLE VII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (this “Certificate”), and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII

Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Section 2. Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE IX

The name and mailing address of the incorporator is Stephanie H. Lee, c/o Wachtell, Lipton, Rosen & Katz, 51 W. 52nd Street, New York, NY 10019.

ARTICLE X

Notwithstanding anything to the contrary contained in this Certificate, this Certificate shall be deemed to include all provisions required by the Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended and as may hereafter be amended from time to time (the “Casino Control Act”) and to the extent that anything contained herein or in the operating agreement of the Corporation is inconsistent with the Casino Control Act, the provisions of such Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be stated in this Certificate, are herewith incorporated by reference.

This Certificate shall be generally subject to the provisions of the Casino Control Act and the rules and regulations of the New Jersey Casino Control Commission (the “Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the Casino Control Act, N.J.S.A. 5:12-82(d)(7), the Commission shall have the right of prior approval with regard to transfers of membership interests and other interests in the Corporation and any membership interests in the Corporation are held subject to the condition that if a holder thereof is found to be disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder will dispose of his interest in the Corporation; provided, however, that, notwithstanding any other provision of law to the contrary, nothing herein contained shall be deemed to require a certificate evidencing that any interest in the Corporation bear any legend to this effect. Specifically, and in accordance with the provisions of Section 82(d)(8) of the Casino Control Act, N.J.S.A. 5:12-82(d)(8), the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is less, any membership interest or other interest in the Corporation, in the event that the Commission disapproves a transfer of such interest in accordance with the provisions of the Casino Control Act. Disqualified holders shall not be entitled (i) to receive any distributions or interest upon any membership interests and other interests in the Corporation; (ii) to exercise, directly or through any trustee or nominee, any right conferred by membership interests and other interests in the Corporation; or (iii) to receive any remuneration in any form from the Corporation for services rendered or otherwise.

IN WITNESS WHEREOF, AP Gaming Holdco, Inc. has caused this Third Amended and Restated Certificate of Incorporation to be duly executed as of February 6, 2014.

AP GAMING HOLDCO, INC.

By:	/s/ David B. Sambur
Name:	David B. Sambur
Title:	Chief Executive Officer